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                                     [SLEEPY'S LOGO]

                                         April 1, 1996

Mr. Howard Roeder
3109 Yale Avenue
Marina del Rey, California 90292



Dear Howard:


     We, Bedding Discount Center Inc., are pleased to send you this letter of agreement to confirm the details of your employment by us. During conversations between you and us, you and we have negotiated and agreed as follows:

     1. Upon the terms and conditions hereinafter set forth, we hereby employ you and you hereby accept such employment and agree to serve our corporation in the capacity of Co-President or, at our option, President, for a period of three
(3) years commencing on May 1, 1996, unless sooner terminated in accordance with this letter agreement (the "term"). If. at the conclusion of the three (3) years, you are then employed by us pursuant to this letter agreement, then, (a) unless sooner terminated in accordance with this letter agreement. the terms shall be extended until ninety (90) days after you or we shall provide to the other notice of termination, which may given at any time and for any reason or no reason, and (b) the terms and conditions of this letter agreement shall continue to apply to your continued employment except you shall not be entitled to severance, or any other damages, pursuant to paragraph 5 below or otherwise, in the event of the termination of your employment for any reason.

     2. The term of this agreement shall be terminated upon your death and may be terminated by us by reason of your disability (as defined below), for cause (as defined below), or without cause (but subject to the severance provisions below), and, in such event, we shall have no further liability or obligation to you hereunder except as expressly provided herein.

     3 During your employment by us, you shall devote your full time and attention and best effort, to the exclusion of all other businesses and ventures, to our business. including the business of our affiliates, in accordance with our policies established from time to time by us. You shall be under and subject to the supervision of, and directly responsible to, the Board of Directors of this corporation. or its designee, and the Chairman of our Board of

  175 Central Avenue South   Bethpage, New York 11714-4940   (516) 844-8800










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Mr. Howard Roeder
April 1, 1996
Page 2

Directors, who shall direct, define and may revise from time to time your responsibilities hereunder consistent with your position of Co-President or President, as the case may be. Nothing herein contained shall be construed to prohibit you from holding, solely as an investment, five percent (5%) of the securities of any entity which are publicly trade over a recognized exchange and such entity does not compete, direction or indirectly, with our business.

     4. During the term, you shall be paid by us (in addition to the other benefits provided under this letter Agreement), in consideration of all services rendered by you, a salary as follows: during the first year of the term, at the annual rate of Two Hundred Thousand Dollars ($200,000.00); during the second year of the term, at the annual rate of Two Hundred Twenty Thousand Dollars ($220,000.00); during the third year of the term, at the annual rate of Two Hundred Forty Two Thousand Dollars ($242,000.00). If the term shall be extended as provided above, then your salary shall be determined by our Board of Directors, in its discretion, but in no event shall such salary be less than the annual rate of Two Hundred Forty Two Thousand Dollars ($242,000.00). The salary shall be payable in equal monthly installments or other installments in accordance with our general practice. If your employment shall be terminated for any reason, your salary shall cease and you shall be paid your salary pro-rated to the date of such termination.

     5. If we terminate your employment during the term other than for cause, death or disability, then, provided you shall fully and timely comply with all of the terms and conditions of paragraphs 6 and 12 below, we shall pay to you, as liquidated damages, severance of, (a) if the termination is effective within the first six (6) months of the term. an amount equal to the remainder of the salary payable to you during the first year of the term, or (b) if the termination is effective on or after the first six (6) months of the term, an amount equal to six (6) months of salary calculated at the rate then payable to you. The severance amount shall be payable in equal monthly on the first day of the first month after termination and continuing on the first day of each month thereafter until completely paid, and shall be subject to withholding requirements.

     6. You have advised us that prior to commencement of your employment, you will be relocating from the State of California to Long Island, State of New York. We shall pay to you the reasonable expenses incurred by you in moving furniture, normal household goods and personal belongings to your new residence and incidental expenses (including airfare for you and your family and hotel accommodations on Long Island, New York, if necessary, pending relocation to permanent lodging), provided, however, the aggregate of all amounts for which we shall reimburse you under this provision shall not exceed Fifteen Thousand Dollars ($15,000.00) and further provided that you shall submit to us satisfactory documentation supporting your expenditures. However, if you shall terminate your employment with us within the first year of the term, you shall repay to us all monies paid or advanced to you pursuant to this paragraph.








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Mr. Howard Roeder
April 1, 1996
Page 3

     7. During the term, we shall provide you with the use, in correction with your duties, of an automobile suitable and typical for a person occupying your position (for example, a Lexus 400) and we shall pay the costs of insurance, repairs and maintenance thereon to the extent such costs are directly related to your performance of your duties hereunder. You shall take good care of such automobile and promptly return it to us upon termination of your employment.

     8. We shall include you, your spouse and your eligible children during the term under the group medical insurance coverage customarily maintained by us for our employees as same exists from time to time; the premiums or costs charged by the provider of such coverage shall be born by us, provided, however, we shall not be required to expend more than the customary amount incurred for individual or family coverage, as the case may be. We shall not be liable for any loss or damage sustained by you or any member of your family by reason of the failure of the insurance provider to provide coverage to you or any member of your family or to approve any claim made by or on behalf of you or any member of your family. You acknowledge that we have made and are making no representation that you or your family members are or will be eligible for coverage under such insurance plans; if you or any family members are not eligible, neither you nor any member of your family shall be entitled to any compensation from us on account thereof.

     9. You shall be entitled to three (3) weeks paid vacation during each year of the term, provided that the scheduling of your vacations shall be subject to our business exigencies as determined by us from time to time. In addition, you shall be entitled to paid sick and personal days in accordance with our policy, as amended from time to time, for our executives and key management employees in general. The foregoing benefits shall not be cumulative. compensatory or vesting.

     10. You shall receive reimbursement for all ordinary and necessary vouchered expenses incurred in the course of your employment by us, properly documented and directly related to your responsibilities hereunder; in addition, upon request, advances will be provided for such expenses. All such expenses must be reasonable and must be incurred in accordance with our procedures and principles, as established and revised from time to time by us.

     11. In the event that we shall have received a written statement from a reputable independent physician chosen by us to the effect that your shall have become so incapacitated as to be unable to resume, within ninety (90) days after the commencement of your incapacity, your full time employment hereunder by reason of physical or mental illnesses or injury, or you have not substantially performed your duties hereunder for ninety (90) days (exclusive of any vacation permitted hereunder and any period of less than two (2) weeks during ,which you have resumed your duties hereunder) by reason of any such physical or mental illness, you shall be considered "disabled" or subject to a "disability" and we may terminate your employment in which event your salary shall be paid to you, on a pro-rated basis, through




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Mr. Howard Roeder
April 1, 1996
Page 4

the week in which the termination occurs, and we shall have no further liability or obligation to you hereunder.

     12. a. You covenant and agree that during the period between your execution of this letter agreement and the commencement of the term, during your employment, whether or not pursuant to this agreement, and for a period commencing on the cessation of such employment and ending on the "Post-Employment Termination Date" (defined below) (the aggregate of said periods constituting the "covenant term"), within the states of New York, New Jersey and Connecticut and within such other states for which, during your employment, we have formulated plans to commence retail bedding operations whose implementation is imminent, that is, within six (6) months thereafter, you will not, directly or indirectly, whether as a shareholder, officer, director, sole proprietor, partner, employee, consultant, representative, independent contractor, agent, lender or otherwise, engage in the business of the sale at retail of bedding, whether or not such business is conducted in person, via telephone or otherwise. As used herein, "bedding" includes bedding, beds (including day beds, bunk beds, electric beds, metal beds, futons), mattresses, box springs, head and foot boards. As used herein, "Post-Employment Termination Date" means (1) if your employment is terminated by you for any reason, or if your employment is terminated by us for cause, then two (2) years after the cessation of your employment and (2) if your employment is terminated by us other than for cause, then one (1) year after the cessation of your employment.

         b. You recognize and acknowledge that the information and data about our business and our affiliates' businesses regarding costs, purchasing, vendors, profits, markets, sales, products, personnel, pricing policies, operational methods, advertising and similar information as they exist from time to time ("Confidential Information"), have been developed by us and our affiliates at great effort and expense, are not readily available to the public are highly confidential and proprietary, and are valuable, special and unique assets of our business and of the businesses of our affiliates, access to and knowledge of which are essential to the performance of your duties during your employment by us. You will not, without the written consent of our Board of Directors and except as may be required by applicable law, by court order after reasonable prior notice to us and as may be necessary in the performance by you of your duties hereunder, during or after the covenant term, in whole or in part, disclose any Confidential Information to any person, firm, corporation, or other entity for any reason or purpose whatsoever, nor shall you make use of any such information for your own purposes or for the benefit of any person, firm, corporation or other entity (except us or our affiliates at our or their specific request in each instance) under any circumstances during or after the covenant term.

         c. You recognize that all materials that are or which may come into your possession or control relating to Confidential Information remain our or our affiliates' property. Such materials may consist of audio or video tapes, agreements, invoices, memorandum, books, forms, reference materials, promotional material, advertising material,




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Mr. Howard Roeder
April 1, 1996
Page 5

sale material, financial material, address books, lists, rolodexes, notes, software, electronic data, and the like. You will not copy or make extracts from any of such materials and, upon demand, whether such demand is made during or after your employment by us, you will promptly return to us or our affiliates all of such materials in your possession or control.

         d. You shall not, during the covenant term, interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise, between us or our affiliates and any of our or their vendors, suppliers or employees. Any contact or communication with, or solicitation of, any of our or our affiliate's employees with the intent, purpose or effect of inducing or encouraging said employee to leave his or her employment with us or with our affiliate, or to breach his or her employment agreement with, or other obligations to, us or to our affiliate, and any contact or communication with, or solicitation of. any vendors or suppliers of ours or of our affiliates with the intent, purpose or effect of inducing or encouraging such vendor or supplier to alter, terminate or reduce its business relationship with us or our affiliate, shall constitute a breach of this provision.

         e. You hereby sell, transfer and assign to us, or to any person or entity designated by us, the your entire right, title and interest in and to all inventions, processes, formulae, ideas, disclosures and improvements, whether patented or unpatented, and copyrightable material, trademarks and trade names made or conceived by you, solely or jointly, during your employment by us, which relate to methods, apparatus, designs, logos, names, marks, products, processes or devices, promoted, sold, leased, used or under consideration or development by us, or which otherwise relate to or pertain to our business, functions or operations. You shall communicate promptly and disclose to us, in such form as we may request, all information, details and data pertaining to the aforementioned, and shall execute and deliver to us such formal transfers and assignments and such other papers and documents as may be required of you or desirable to permit us or any person or entity designated by us to file and prosecute patent, copyright and trademark applications, as the case may be, and such other registrable (and non-registrable) rights and protections as we shall deem appropriate. Any design, logo, name or marks relating to our business, functions or operations and disclosed within one (1) years following the termination of your employment shall be deemed to fall within the provisions of this subparagraph unless proved to have been first conceived and made following such termination.

         f. Except as may be required by law, you shall not disclose, before, during or after your employment, this agreement or any of the terms or conditions hereof, other than to your attorneys, accountants and similar agents, and then, only to the extent necessary to services rendered by them to you and provided in each such instance, you shall impose the sarne responsibilities and duty of confidentiality upon such agents.

         g. You acknowledge that the foregoing provisions, restrictions and time limitations contained in this paragraph are reasonable and properly required for the




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Mr. Howard Roeder
April 1, 1996
Page 6

adequate protection of our business and the business of our affiliates, and that in the event that any such provision, restriction or limitation is deemed to be unreasonable by a court, then you agree to submit to the reduction of said provision, restriction or limitation to such as said court shall deem reasonable.

         h. You agree that in the event you should be in violation of the aforementioned covenants, then the time limitations thereof shall be extended for a period of time equal to the period of time during which such breach or breaches should occur; in the event we or an affiliates of us should seek relief in court, then the covenant shall also be extended for a period of time equal to the pendency of such proceedings, including appeals.

         i. The provisions of this paragraph 12 shall be enforced to the fullest extent possible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this paragraph 12 shall be adjudicated to be invalid or unenforceable, this paragraph 12 shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid and unenforceable and revised in accordance with any such jurisdiction, such deletion and revision to apply only with respect to the operation of this paragraph 12 in the particular jurisdiction in which such adjudication is made.

         j. You acknowledge that in the event of a breach of, or threatened breach by you of, the provisions of this paragraph 12, such breach will give rise to irreparable harm to us and our affiliates, and may not be adequately compensable in monetary damages; we and our affiliates shall be entitled, without showing any actual damage, to a temporary injunction pending the determination of the controversy, and a permanent injunction, without our posting a bond or providing other security, restraining you from violating these covenants and payment by you of the expenses of obtaining and enforcing such relief. Nothing herein shall be construed as prohibiting us and our affiliates from pursuing any other remedies available us or our affiliates for such breach or threatened breach, including the recovery of damages from you which such damages you shall promptly pay, including the costs of collection thereof. These covenants on your part shall be construed as agreements independent of any other provisions in this agreement; the existence of any claim or cause of action of you against us or an affiliate of us, whether predicated on this agreement or otherwise, shall not constitute a defense to the enforcement by us our affiliates of these covenants.

     13. As an inducement to us to enter into this agreement and consummate the transactions contemplated hereby, you represent and warrant that: you are an individual residing in the State of California; this agreement has been duly and validly executed and delivered by you and constitutes your valid, binding and enforceable obligation; you have the right, power, legal capacity and authority to enter into and perform your obligations under this agreement, and no consent of any third party is necessary with respect thereto; the execution and delivery of this letter agreement by you, the consummation of the transaction contemplated herein, and the performance of, fulfillment of and compliance with the terms and conditions hereof by you do




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Mr. Howard Roeder
April 1, 1996
Page 7

not and will not (either immediately or with lapse of time, or both) (i) violate any provisions of any judicial or administrative order, award, judgment or decree applicable to you, (ii) conflict with or result in a breach of, or constitute a default under any agreement or instrument to which you are a party or by which you are bound; there is no litigation, proceeding or governmental investigation existing or pending, or any order, injunction or decree outstanding, against you nor do you know or have reasonable grounds to know of any basis for any such litigation, proceeding or governmental investigation.

     14. As an inducement to you to enter into this agreement and consummate the transactions contemplated hereby, we hereby represent and warrant to you that we are a corporation duly organized, validly existing and in good standing under the laws of the State of New York and have all requisite corporate power and authority to enter into this agreement and consummate the transactions contemplated hereby; this agreement, the consummation of the transactions contemplated herein and the performance, observance and fulfillment by us of all of the terms and conditions hereof on our part to be performed, observed and fulfilled, have all been approved and authorized by our shareholders and board of directors; this agreement has been duly and validly executed and delivered by us and constitutes our valid, binding and enforceable obligation; the execution and delivery of this agreement, the consummation of the transactions contemplated herein and the performance of, fulfillment of and compliance with the terms and conditions hereof by us do not (either immediately or with lapse of time, or both) (i) violate any provision of any judicial or administrative order, award, judgment or decree applicable to us, (ii) conflict with any of the provisions of our Articles of Incorporation or By-Laws, or (iii) conflict with, result in a breach of or constitute a default under any agreement or instrument to which we are a party or by which we are bound; we have the right, power, legal capacity and authority to enter into and perform our obligations under this agreement, and no consent of any third party is necessary with respect thereto.

     15. Subject to the provisions of our certificate of incorporation and bylaws, each as amended from time to time, we shall indemnify you to the fullest extent allowed by, and subject to the provisions of, Section 722 of the Business Corporation Law of the State of New York for all amounts (including judgments, fines, settlement payments, expense and reasonable attorney's fees) incurred or paid by you in connection with any action, suit, investigation or proceeding arising out of or relating to the performance by you of services for, or the acting by you as an officer, director or employee of our corporation, or any other person or enterprise at our request, provided that (1) we shall have the sole right to defend you with counsel of our choice, (2) you shall fully cooperate with us in the defense of such matters, and (3) we shall have the sole right to settle all such matters provided that you shall have no liability resulting therefrom.

     16. As used in this agreement,




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Mr. Howard Roeder
April 1, 1996
Page 8

         a. "Affiliate" shall mean any person in common control with, in control of or controlled by another person, or a spouse, descendent, ancestor of such other person or spouse of such other person.

         b. "Cause" shall mean (1) your failure to comply with any of the material terms of this letter agreement, (2) your failure to perform your duties hereunder, (3) your disregard of policy directions from the Board of Directors of our corporation, (4) your engagement, in your capacity as an officer of this corporation, in gross misconduct injurious to us, or (5) your conviction of a crime involving moral turpitude or a violation or crime whose effect is to materially interfere with your performance of your obligations hereunder. For purposes of this definition, an act, or failure to act, on your part under (1),
(2) or (3) of the preceding sentence shall be excused if such act, or failure to act, on your part was undertaken or omitted by you in good faith, under a reasonable belief that your act or ommission was in our best interests and was not contrary to an express directive of our Board of Directors.

         c. The terms "hereby", "hereof", "herein", "hereunder", and any similar terms as used in this agreement refer to this agreement, and the term "heretofore" shall mean before, and the term "hereafter" shall mean after, the date of this agreement.

         d. The words importing persons shall include natural persons, sole proprietorships, firms, associations, partnerships (including limited partnerships), joint ventures, trusts, associations, corporations and other legal entities or government (whether Federal, state, county, city, municipal, town, village or otherwise, including any instrumentality, division, agency, body or department thereof).

         e. The word "shall" is mandatory; the word "may" is permissive.

         f. Whenever used herein, words importing the singular shall include the plural, and vice versa, and words importing the masculine shall include the feminine, and vice versa, unless the context requires otherwise.

     17. This agreement and your engagement by us shall be construed under the internal laws of the State of New York without regard to principle of conflict of laws. In the event that any dispute should arise under or by virtue of this agreement or otherwise as between you and us, or you and any of our affiliates, you agree that the dispute shall be litigated and the form for such litigation shall be either the State Courts of New York or a Federal Court, with venue in either case in the County of Nassau, State of New York. You hereby consent to the in personam jurisdiction of such courts and you hereby waive trial by jury in any action or proceeding arising out of this agreement or any other matter between or among you and us or any of our affiliates.




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Mr. Howard Roeder
April 1, 1996
Page 9

     18. In case any one or more of the provisions contained in this agreement shall be invalid,l illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     19. No remedy conferred herein, or provided at law or in equity, is intended to be exclusive of any other available remedy, but each and every such remedy shall be cumulative and in addition to every other remedy given under or in connection with this agreement or now or hereafter existing at law or in equity.

     20. The failure to insist upon the strict performance of all or any part of any provision hereof, or to seek remedies for a default or breach in connection therewith, shall not be construed as a waiver or impair any right or power, but any such right and power may be exercised from time to time and as often as may be deemed expedient. The waiver of all or any part of any provision shall not affect or alter this agreement or all or any part of any other provision hereof, nor shall it render unnecessary consent to, or approval of, any subsequent similar act

     21. This agreement supersedes all previous agreements and understandings between you and us and constitutes the entire understanding between you and us. No term provision or condition of agreement may be modified or discharged unless such modification or discharge is authorized by our Board of Directors and is agreed to in writing and signed by our authorized representative and you.

     22. This agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall not be assigned by you nor shall your responsibilities hereunder be delegated by you.

     23. You and we intend that this agreement shall not benefit or create any night or cause of action in or on behalf of any person other than you, us and our affiliates.

     24. You acknowledge that you have had the opportunity to consult with an attorney of your choice concerning, and you fully understand, this agreement, its meaning and implications, that you fully understand this agreement and enter into this agreement freely and voluntarily.

     25. Each of us has contributed to the preparation of this agreement and no party shall be considered the draftsman hereof for purposes of construction of its terms or drawing inferences in favor or against any either of us.




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Mr. Howard Roeder
April 1, 1996
Page 10

     If this letter agreement correctly sets forth our full and complete understanding with respect to the subject matter hereof, please sign the enclosed copy and return it to us as soon as possible.

                                       BEDDING DISCOUNT CENTER INC.




                                          By          /s/ DAVID ACKER
                                             -----------------------------------
                                                  David Acker, President


READ AND AGREED THIS 2nd
DAY OF APRIL, 1996.


/s/ HOWARD ROEDER
- -------------------------------------
HOWARD ROEDER


Witness:
- -------------------------------------






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